                                                                   EXHIBIT 10.13

                        INVESTMENT MANAGEMENT AGREEMENT

        This Investment Management Agreement ("Agreement") is entered into this 22nd day of October, 1998, between Scottish Annuity and Life Holdings, Ltd. ("Company") and Pacific Investment Management Company, a Delaware general partnership ("Manager"), with reference to the following facts:

        WHEREAS, the Company has an investment portfolio consisting of certain securities which, together with all additions, substitutions and changes, is referred to in this Agreement as the "Account;" and

        WHEREAS, the Company desires to retain the Manager as its investment counsel and to grant to the Manager the authority to manage the Account and the Manager is agreeable to managing the Account, upon the terms and conditions herinafter set forth.

        NOW, THEREFORE, it is agreed as follows:

1.      Retention as Manager
        --------------------

        The Company hereby retains the Manager to provide investment management services with respect to the Account's assets described in Exhibit "A" attached
                                                           -----------
hereto and those other assets which may from time to time be transferred to the Manager's control upon the terms and conditions set forth herein, and the Manager hereby accepts the retention and agrees to provide such investment management services.

2.      Assets Transferred to the Account
        ---------------------------------

        The Company will determine what assets will be transferred to or from the Account from time to time. The Company shall notify the Manager, in writing, of its determinations in this regard.

3.      Management of Assets
        --------------------

        The Manager shall manage all assets held in the Account. For this purpose, and subject only to the specific limitations made part of this Agreement from time to time, the Manager shall have full investment authority and discretion and may purchase, sell, generally deal in or exchange assets (including securities, shares of open-end investment companies and other property relating to the Account) for the Account as it shall determine; however, the Manager shall not act as custodian of the assets held in the Account.

        Section I:
        ----------

       [X] Yes, Futures & Options authority has been granted in accordance with Appendix A, and Appendix A is hereby incorporated into this
                     ----------
                Agreement (defined terms used therein shall have their respective meanings set forth herein).

                or

       [ ]      No, Futures & Options authority has not been granted.

        Section II:
        -----------

       [ ] Yes, In-Kind Securities will be transferred into the Account in accordance with Appendix B, and Appendix B is hereby
                                ----------
                incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

                or

       [ ]      No, the Account will be funded solely with cash.

        Section III:
        ------------

       [X] Yes, authority to invest in PIMCO Funds has been granted in accordance with Appendix C, and Appendix C is hereby
                                ----------
                incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

                or

       [ ]      No, authority to invest in PIMCO Funds has not been granted.

        The Manager further shall have authority to instruct the custodian to:
(i) pay cash for securities and other property delivered the custodian for the Account, (ii) deliver securities and other property against payment for such Account, and (iii) transfer assets and funds to such brokerage accounts as the Manager may designate. The Manager shall not have the authority to cause the Company to deliver securities and other property, or pay cash to the Manager other than payment of the management fee provided for in this Agreement.

        The Company agrees that Manager shall be solely responsible for voting all proxies related to assets in the Account. The Manager shall maintain a record of how the Manager voted and such record shall be available to the Company upon its request. It is further understood that Manager need not and is not required to accept any direction concerning the voting of proxies from the Company. The right of Manager to vote proxies shall continue until the earlier of the termination of the Agreement or such time as the Company specifically revokes Manager's authority to vote proxies and specifically reserves such right to the Company or to another.

4.      Investment Guidelines
        ---------------------

        The Company shall supply the Manager with such information as the Manager shall reqsonably require concerning the Account's tax position, liquidity requirements and other information useful in developing investment objectives. The investment guidelines agreed to by Manager and the Company as of the date of this Agreement are set forth on Exhibit "B" hereto. The
                                               -----------
guidelines may be changed by the written agreement of the parties. The Manager shall be entitled to rely upon oral and written clarifications, supplements and modifications to the investment guidelines from the Company. Reasonable interpretations of the Investment Guidelines made in good faith by the Manager shall be binding upon the parties. The Manager shall use its best efforts in managing the Account to attain such objectives. The Company understands and agrees that the Manager does not guarantee or represent that any investment objectives will be achieved.

5.      Title and use of Custodian Bank
        -------------------------------

        Title to all investments shall be held in the name of the Company, provided that for convenience in buying, selling and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Account's custodian bank, or its nominee, which bank shall be selected by the Company. Neither the Manager nor any parent, subsidiary or related firm shall take custody or possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Account's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Account's custodian bank. The Manager shall not be liable for any act or omission of such custodian bank.

        The Company shall instruct the Account's custodian bank to (a) periodically advise the Manager as to the amount of cash or cash equivalents available for investment in the Account; (b) carry out all investment transactions as may be directed, in writing, by the Manager; and (c) confirm all completed transactions, in writing, to the Manager.

        The custodian bank shall collect the interest and dividends on the Account's investments in its custody and the Manager shall have no responsibility in this regard.

6.      Use of Securities Broker
        ------------------------

        Neither the Manager nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Account, provided that this limitation shall not prevent the Manager from utilizing the services of a securities broker which is a parent, subsidiary or related firm provided such broker effects transactions on a "cost only" or "nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Company in writing, the Manager may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

        The Manager shall not be liable for any act or omission of any securities brokerage firm or firms designated by the Company or chosen with reasonable care.

        The Manager shall maintain a log of all transactions placed through all securities brokerage firms, including the name of the firm, a description of each transaction (including the amount and the securities involved), the date of each transaction, and the amount of fees or commissions paid.

7.      Access to Records and Documents
        -------------------------------

        All records and documents relating to the Account's investments directed by the Manager shall be made available for inspection or audit by the Company or by a qualified public accountant acting on its behalf, at the Manager's business offices at any time during normal business hours upon reasonable prior notice.

8.  Reports by Manager
    ------------------

        The Manager shall make such written quarterly and annual reports concerning its investment management activities as may be requested by the Company.

9.  Attendance at Meetings
    ----------------------

        A representative of the Merger shall personally meet with the Company's representatives to explain the investment management activities, and any reports related thereto, as may reasonably be requested by the Company.

10. Aggregation of Orders
    ---------------------

        Provided the investment objectives of the Account are adhered to, the Company agrees that the Manager may aggregate sales and purchase orders of securities, commodities and other investments held in the Account with similar orders being made simultaneously for other accounts managed by the Manager or with accounts of the affiliates of Manager, if in the Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Account taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to the Account by the Manager represents the Manager's evaluation that the Account is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

11. Unrelated Transactions
    ----------------------

        The Manager shall devote such part of its time as is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any securities for its own or their own accounts. The Company acknowledges that the Manager and its officers, affiliates and employees, and the Manager's other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law, the Manager shall have no obligation to acquire for the Account a position in any investment which the Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Manager, it is not feasible or desirable to acquire a position in such investment for the Account.

12. Fees
    ----

        For the services specified in this Agreement, the Company agrees to pay fees as set forth in Exhibit "C" hereto and made a part hereof, for each
                     -----------
calendar quarter during the term hereof commencing on _______________________, 1998, and continuing thereafter for each such calendar quarter based on a statement for such fees submitted to the Company, and the Company agrees to remit payment promptly.

13. Assignment
    ----------

        In accordance with Section 205(2) and 205(3) of the Investment Advisers Act of 1940, no assignment of this Agreement shall be made by the Manager without the written consent of the Company. Furthermore, if there is a change in the partners of Pacific Investment Management Company, a Delaware general partnership, the Manager will notify the Company of such change.

14. Notices
    -------

        Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

        If to the Company:      Scottish Annuity and Life Holdings, Ltd.

                                Fax:
                                Attention:

        If to the Manager:      Pacific Investment Management Company
                                840 Newport Center Drive, Suite 300
                                Newport Beach, CA 92660
                                Fax: 949-720-1376
                                Attention: David Hinman, Vice President
                                cc: Chief Administrative Officer

15. Term
    ----

        This Agreement shall be effective as of the date hereof, and shall continue on a month-to-month basis thereafter until terminated. Either party may terminate this Agreement at the end of a particular month by giving thirty (30) days' advance notice to the other party. Notwithstanding the foregoing, the Company may terminate the authority of the Manager to manage the Account at any time, such termination to be effective as of the effective date of notice thereof to the Manager, but the Manager shall be entitled to the fees payable hereunder for thirty (30) days thereafter.

16. Liability
    ---------

        The Manager shall not be liable to the Company for the acts or omissions of any other fiduciary or other person respecting the Account or for anything done or omitted by the Manager under the terms of this Agreement if the Manager shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

        The Manager is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Company by any one or more of those persons designated as representatives of the Company whose names, titles and specimen signatures appear in Exhibit "D" attached hereto. The
                                         -----------
Company may amend such Exhibit D from time to time by written notice to the Manager. The Manager shall continue to rely upon these instructions until notified by the Company to the contrary.

17. Confidential Information
    ------------------------

        The Manager shall maintain the strictest confidence regarding the business affairs of the Account. Written reports furnished by the Manager to the Company shall be treated by the Company and the Manager as confidential and for the exclusive use and benefit of the Company except as disclosure may be required by applicable law.

18. Representations and Agreements of the Company
    ---------------------------------------------

        The Company represents to the Manager that the Company has all necessary power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby, and such execution, delivery and performance will not violate any applicable law, rule, regulation, governing document (e.g., Certificate of Incorporation or Bylaws), contract or other material agreement binding upon the Company. If Appendix A is applicable, the Company makes such representations and warranties as are set forth therein.

19. Delivery of Part II of Form ADV
    -------------------------------

        Concurrently with the execution of this Agreement, the Manager is delivering to the Company a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Company acknowledges receipt of such copy.

20. Special Termination Rights
    --------------------------

        Notwithstanding anything in Paragraph 15 to the contrary, the Company may terminate this Agreement without penalty within five (5) business days of its execution of this Agreement by giving written notice to such effect to the Manager within such five (5) business day period.

21. Miscellaneous
    -------------

        The Company agrees that it shall promptly notify the Manager (i) of any changes regarding the information about itself in this Agreement, or (ii) if any of the Company's representations or warranties in Section 18 hereof are no longer true or completely accurate.

        This Agreement may be amended at any time but only by the mutual agreement of the parties, in writing.

        This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

        This Agreement constitutes the entire agreement between the parties and supersedes in their entirety all prior agreements between the parties relating to the subject matter hereof.

        This Agreement shall be executed in two counterparts, each of which shall be considered to be an original.

        EXECUTED on the date first above written.

                                PACIFIC INVESTMENT MANAGEMENT COMPANY
                                By: PIMCO Management Inc.,
                                    a general partner

                                By: /s/ James F. Muzzy
                                   --------------------------------------
                                   Name: James F. Muzzy
                                   Title: Managing Director

                                SCOTTISH ANNUITY AND LIFE HOLDINGS, LTD.

                                By: /s/ Michael C. French
                                   --------------------------------------
                                   Name: Michael C. French
                                   Title: President and CEO

                                  APPENDIX A
                                  ----------

Futures and Options
-------------------

The Manager's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon, in accordance with the Investment Guidelines and Restrictions.

The Company will: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "brokerage accounts") on behalf of and in the name of the Account and (ii) execute for and on behalf of the Account, standard customer agreements with a broker or brokers. The Manager may, using such of the securities and other property in the Account as the Manager deems necessary or desirable, direct the custodian to deposit on behalf of the Account, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Manager deems desirable or appropriate.

The Manager has delivered to the Company a copy of its Disclosure Document, as amended, dated March 31, 1998, on file with the Commodity Futures Trading Commission. The Company hereby acknowledges receipt of such copy.

                                  APPENDIX B
                                  ----------

In-Kind Securities
------------------

The Company desires to include within the Account certain "in-kind" securities (the "In-Kind Securities"). A list of the In-Kind Securities to be transferred to the Account is set forth below.

The Company acknowledges and agrees that some or all of the In-Kind Securities may have value for the Account and it may be in the Company's best interest to retain them, but in order to comply with the investment objectives or strategies of the Account, some or all of such assets may be liquidated at such times and in such manner as is deemed appropriate by Manager.

List of Securities to be Transferred to Account
-----------------------------------------------

                                  APPENDIX C
                                  ----------

Investment in PIMCO Funds
-------------------------

Provided that the following conditions have been met, the Manager may purchase and sell shares (the "Shares") of PIMCO Funds for the Account.

a) The Account will pay no sales commission with respect to either the purchase or the sale of such Shares.

b) The Account will not pay a redemption fee in connection with the sale of the Shares.

c) The Account will not pay an investment management fee ("Investment Management Fee") under this Investment Management Agreement with respect to those assets of the Company invested in the Shares, for the entire period of the investment. This condition does not preclude (1) the payment of investment advisory fees ("Investment Advisory Fees") by the investment company under the terms of its investment advisory agreement of PIMCO Funds adopted in accordance with Section 15 of the Investment Company Act of 1940, or (2) the payment of an Investment Management Fee by the Account based on total assets from which a credit has been subtracted representing the Account's pro rata share of the Investment Advisory Fee paid by PIMCO Funds.

        If, during any fee period for which the Account has prepaid its Investment Management Fee, the Account purchases Shares, the requirement for the above paragraph shall be deemed met with respect to such prepaid fee if the amount of the prepaid fee that constitutes the portion of the Investment Advisory Fee related to the Shares is (1) subtracted from the prepaid fee at the time of the payment of such fee or (2) is returned to the Account no later than during the immediately following fee period or
        (3) is offset against the prepaid fee for the immediately following fee period or for the fee period immediately following thereafter.

        A fee shall be deemed to be prepaid for any fee period if the amount of such fee is calculated as of a date not later than the first day of such period.

d) The Company is independent and unrelated to the Manager or any affiliate thereof, has received a current prospectus of the Fund and full and detailed written discosure of the Investment Advisory Fee and other fees paid by the Company and PIMCO Funds, including the nature and extent of any differential between the rates of such fees, the reasons why the Manager considers purchases of Shares to be appropriate for the Account, and any limitations on the Manager with respect to which assets may be invested in Shares and, if so, the nature of such limitation. The Company hereby acknowledges receipt of the foregoing documents and hereby approves the purchase and sale of the Shares.

                                   EXHIBIT A

                              SCHEDULE OF ASSETS
                              ------------------

         Approximately $____ million in cash [and in-kind securities].

                                   EXHIBIT B

                          FULL DISCRETION GUIDELINES
                      MODERATE DURATION October 22, 1998

1.   Type of Portfolio Management       Active Bond Management
     ----------------------------
2.   Objective                          High Total Return
     ---------
3.   Performance Benchmarks
     ----------------------
        a. Passive Indices              Lehman Intermediate
                                          Government/Corporate/Yankee Index
        b. Manager Universe             Second quartile minimum
        c. Measurement Period           3-5 years minimum

4.   Portfolio Duration Range           2-5 years
     ------------------------
5.   Permitted Asset-Types              . Money Market Instruments and Funds
     ---------------------              . U.S. Treasury and Agency Notes and
                                            Bonds
                                        . Corporate Fixed Income Securities
                                        . Mortgage-backed Securities
                                        . Asset-Backed Fixed Income Securities
                                        . Non-Convertible Preferred Stock
                                        . Convertible/Exchangeable Securities
                                        . Non-U.S. Fixed Income Securities

6.   Permitted Instruments              . Cash and forward settlement
     ---------------------              . Futures and Options
                                        . Interest Rate Swaps and Caps
                                        . PIMCO Pooled Funds

7.   Credit Quality Minimums
     -----------------------
        Average Portfolio Quality       A Rating
        Individual Security Quality     B Rating

8.   Concentration Limits               Maximum (except U.S. Treasury/Agency)
     --------------------               -------
                                          Issue                10% of portfolio
                                          Issuer               10% of portfolio
                                          Sector: Below BBB    15% of portfolio
                                          Non-U.S.             30% of portfolio

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

                             POLICIES & PROCEDURES
                                      FOR
                             INVESTMENT GUIDELINES

A. GENERAL

   1. The following are the policies and procedures Manager will follow for all portfolios under management unless the client's specific written investment guidelines state otherwise, in which case the client's specific written guidelines will apply.

   2. Manager shall have full discretion within the guidelines set forth to invest in fixed income and related securities. Manager shall use this discretion consistent with the standard of care commonly known as the "prudent expert rule." Namely, in adhering to this rule we will perform our duties in the sole interest of the plan's participants and beneficiaries and "with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims."

   3. Guidelines apply at the time of purchase. Subsequent changes due to market
                              ----------------
      appreciation/depreciation or upgrades/downgrades which result in a security or group of securities not complying to guideline specifications will not constitute a guideline violation and will not dictate a transaction unless specifically stated in the guidelines.

B. QUALITY

   1. The applicable rating for guideline purposes is the higher of Moody's, S&P, Duff & Phelps, Fitch, or, if no such rating is available, Manager's own internal rating.

   2. The minimum and average quality will include all variations within the minimum or average quality rating category. For example, a minimum quality restriction of BBB, would permit investments rated BBB+, BBB and BBB-.

   3. Commercial Paper: The long-term debt rating of the commercial paper issuer
      ----------------
      must comply with the client's minimum quality restriction. If there is no long-term debt rating, the commercial paper must be rated at least A2/P2.

   4. Downgrades: If an issue is downgraded such that all ratings (Moody's, S&P,
      ----------
      Duff & Phelps, Fitch or PIMCO) are below the allowable minimum security quality, Manager will determine the appropriate action (sell or hold) based on the perceived risk, expected return and client guidelines for asset quality.

C. ASSET TYPES AND INVESTMENT VEHICLES

  1. Manager will have the discretion to invest in the asset types listed below. The securities may be issued publicly or privately. If the client is a "Qualified Institutional Buyer," 144a private placements may also be used.

  2.    U.S. Treasury and Agency Notes and Bonds.

  3.    Money Market Instruments are defined as fixed income assets maturing in
        ------------------------
        one year or less at the time of issuance. These assets include, but are not limited to, the following: Treasury bills, federal agency discount paper, commercial paper, Eurodollar commercial paper, Eurodollar time deposits, bankers acceptances (U.S. and Euro), certificates of deposits (U.S. and Euro), repurchase agreements, reverse repurchase agreements, bank STIF accounts and U.S. Money Market Mutual Funds.

  4.    Corporate Securities: All fixed income securities issued by U.S.
        --------------------
        corporations and U.S. dollar fixed income securities of foreign issuers. Corporate securities include U.S. corporate notes and bonds, Yankee bonds and Eurodollar bonds.

  5.    Mortgage-backed Securities: All securities whose source of repayment is
        --------------------------
        a mortgage or pool of mortgages, or whose repayments are collateralized by a mortgage or pool of mortgages. Mortgage-backed securities include, but are not limited to, the following: agency pass-throughs, non-agency pass-throughs, collateralized mortgage obligations (CMOs), and stripped mortgage pass-through securities (interest-only and principal-only securities).

  6.    Asset-backed Securities: All fixed income securities whose source of
        -----------------------
        repayment is an asset, such as an installment contract or a revolving loan, and have some form of credit enhancement, such as overcollateralization, letter of credit, third party guaranty, or senior/subordinated structure.

  7.    Non-Convertible Preferred Stock: All fixed-rate and variable-rate stock
        -------------------------------
        that has preference over common stock concerning dividends and liquidation of the issuer, and is not convertible into common stock.
                                          ---

  8.    Convertible/Exchangeable Securities: All securities that are convertible
        -----------------------------------
        or exchangeable into equity or fixed income securities, or any combination thereof of the issuer, including warrants.

  9.    Non-U.S. Fixed Income Securities: This refers to all fixed income
        --------------------------------
        securities which are (1) issued in a currency other than U.S. dollars, and (2) issued in a country outside the U.S. These securities must conform to the quality, concentration and other characteristics set forth by the guidelines. Manager generally will hedge at least 75% of its currency exposure.

  10.   Futures & Options: Manager may use futures and options whose underlying
        -----------------
        instrument is a security or index of an asset type described in C. 2-9 above. Manager may also use currency forwards and options to hedge non-U.S. currency exposure.

  11.   Interest Rate Swaps and Caps: Manager may use interest rate swaps and
        ----------------------------
        caps whose underlying instrument is a security or index of an asset type described in C. 2-9 above.

   12.  PIMCO Funds: As a means of obtaining sector exposure in a diversified,
        -----------
        cost effective manner, Manager may use its PIMCO Funds series of mutual funds, such as the PIMCO International Fund and the PIMCO High Yield Fund. Appropriate documentation must be completed by the client before these funds will be used.

D. ISSUE/ISSUER CONCENTRATION

   With the exception of issues from the U.S. Treasury, direct agencies of the U.S. government, and the governments of Canada, Japan, France, Germany and the United Kingdom, Manager will limit exposure to any issue or issuer to 10% of the market value of the portfolio at the time of purchase. Subsidiary and parent companies will be considered separate issuers, however Manager will closely monitor the combined exposure in the circumstances where we hold issues from both the parent and subsidiary. With regard to CMO issues, we will regard the specific mortgage pool as the issuer, and each tranche within the CMO as a specific issue.

E. PORTFOLIO DURATION

   Manager will maintain the overall duration of the portfolio within two (2) years (plus or minus) of the duration of the benchmark index.

                                   EXHIBIT C


                                 TOTAL RETURN
                                 FEE SCHEDULE
                                 ------------


Following is the schedule of annual fees for advice and counseling services performed by Manager with respect to the domestic Total Return investment portfolio of the client.

        0.50% ON FIRST $25 MILLION
        0.375% ON NEXT $25 MILLION
        0.25% THEREAFTER

Fees are payable quarterly in advance and are computed based on the market value of the client's investment portfolio as reported on the Manager's statement at the beginning of the billing period. Market value for the portfolio will be determined by aggregating the market value for each asset in the portfolio using the last sale price on the principal exchange on which the security is listed as reported in the financial press. If such sale price is not readily available, the market price shall be determined in good faith by or at the direction of Manager.

Fees shall be prorated on a daily basis when the investment portfolio is under the supervision of Manager for a portion of any quarter except that in the event services are terminated in the first three months, no proration shall be made for the first three months' fees.

The investment portfolio is comprised of all funds and assets, including cash, cash accruals, additions, substitutions and alterations which are subject to advice by the Manager.

                                   EXHIBIT D

                          DESIGNATED REPRESENTATIVES
                                OF THE COMPANY
                                --------------



           NAME/TITLE                                    SIGNATURE
           ----------                                    ---------


--------------------------------               ------------------------------

--------------------------------               ------------------------------

--------------------------------               ------------------------------